POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Evan Pickering and Heather Peterson, or any of them signing individually, the undersigned's true and lawful attorney-in-fact (each, an "Attorney-in-Fact") to:

(1) complete and execute, for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or beneficial owner of more than ten percent (10%) of any equity securities of AppFolio, Inc., a Delaware corporation (the "Company"), Forms 3, 4 and 5, and Schedules 13D and 13G, and such other forms and documents, including any amendments to any of the foregoing, as such Attorney-In-Fact shall in his or her discretion determine to be required or advisable pursuant to Section 16(a) and Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of, or in respect of, the undersigned's ownership, acquisition or disposition of securities of the Company;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and schedules, including any amendments thereto, and timely file such forms and schedules, including any amendments thereto, with the United States Securities and Exchange Commission (the "SEC"), and any securities exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information as such Attorney-in-Fact may approve in such Attorney-in-Fact's discretion.

The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that each such Attorney-in-Fact, or each such Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) and Section 13(d) of the Exchange Act.

The undersigned agrees that each such Attorney-in-Fact may rely entirely on information furnished orally or in writing by the undersigned to each such Attorney-in-Fact. The undersigned also agrees to indemnify and hold harmless the Company and each such Attorney-in-Fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to such Attorney-in-Fact for purposes of executing, acknowledging, delivering and filing Forms 3, 4 and 5, and Schedules 13D and 13G, including any amendments thereto, and agrees to reimburse the Company and each such Attorney-in-Fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or Schedules 13D and 13G, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8 day of ~~July~~ August, 2026.

Diya Jolly

Diya Jolly

See attached notary certificate

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CALIFORNIA ACKNOWLEDGMENT CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Santa Clara

On August 8, 2026 before me, Paul Elliott, Notary Public,
Date *Here Insert Name and Title of the Officer*

personally appeared Diya Jolly
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

PAUL ELLIOTT
Comm. #2427184
Notary Public - California
Santa Clara County
Comm. Expires Dec 16, 2026

Place Notary Seal and/or Stamp Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________
Signature of Notary Public

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: Power of Attorney

Document Date: August 8, 2026 Number of Pages: 1

Signer(s) Other Than Named Above: ____________

Capacity(ies) Claimed by Signer(s)

Signer's Name: ____________	Signer's Name: ____________
☐ Corporate Officer – Title(s): ____________	☐ Corporate Officer – Title(s): ____________
☐ Partner – ☐ Limited ☐ General	☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact	☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator	☐ Trustee ☐ Guardian or Conservator
☐ Other: ____________	☐ Other: ____________
Signer is Representing: ____________	Signer is Representing: ____________